REALTY EXECUTIVES

8200 Seminole Blvd.
Seminole, FL 33772
727-395-9492

ADDENDUM TO CONTRACT

This addendum is attached to and made part of a contract dated 06/18/2014 on the property at 1185 Gooden Xing, Largo, Florida 33778 between Pro Peke Power LLC as **SELLER** and Garb Oil & Power Corporation as **BUYER.**

All parties agree to the following changes to the above contract. All other stipulations remain the same.

Seller needs to occupy all of building A until Febuary 28, 2015. Buyer needs occupancy of main office once buyer closes on the contract Therefore seller and buyer agree to close on 03/02/2015 and begin the lease on September 1, 2014 with a $7,000 deposit being made August 15, 2014 and 1st months rent being paid by September 1, 2014 allow buying the 6 month lease as orginally agreed upon.

Seller

Seller

7-15-14

Date

Buyer

Buyer

7-14-14

Date